Exhibit 99.3

SELECTED UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are based on the historical financial statements of Middlefield Banc Corp (“MBCN”) and Liberty Bancshares, Inc. (“Liberty”) after giving effect to the merger. The merger will be accounted for using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”).

The unaudited pro forma condensed combined consolidated statements of income for the nine months ended September 30, 2022 and for the year ended December 31, 2021 give effect to the merger as of the beginning of all periods presented. The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2022 assumed that the merger took place on September 30, 2022.

The unaudited condensed combined consolidated balance sheet and statement of income as of and for the nine months ended September 30, 2022 were derived from MBCN’s unaudited condensed financial statements and Liberty’s unaudited condensed financial statements and as of and for the nine months ended September 30, 2022. The unaudited condensed statement of income for the year ended December 31, 2021 was derived from MBCN’s and Liberty’s audited statements of income for the year ended December 31, 2021.

The pro forma condensed combined consolidated financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed will result in adjustments, which may be material, to the balance sheet and/or statement of income.

As required, the unaudited pro forma condensed combined consolidated financial data includes adjustments which give effect to the events that are directly attributable to the merger, expected to have a continuing impact and are factually supportable. We will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses (as compared to the sum of expenses from each company while operating separately) and the opportunity to earn more revenue. The pro forma information does not take into account these expected expenses or anticipated financial benefits and does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined consolidated financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the merger occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any date or for any future period.

Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements

Middlefield Banc Corp.

Acquisition of Liberty Bancshares, Inc.

Pro Forma Balance Sheet as of September 30, 2022

(In thousands)

	Acquirer (Middlefield Banc Corp.)	Target (Liberty Bancshares, Inc.)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Cash and due from banks	$119,777	$6,296	$—	(A	)	$126,073
Fed funds sold	8,800	36,289	—			45,089

Cash and cash equivalents	128,577	42,585	—			171,162
Investment securities available for sale, at fair value	163,036	58,835	270	(B	)	222,141
Loans held for sale	—	—	—			—
Loans	995,195	297,029	(2,788)	(C	)	1,289,436
Less allowance for loan and lease losses	14,532	4,519	(4,519)	(D	)	14,532

Net loans	980,663	292,510	1,731			1,274,904
Premises and equipment, net	16,215	4,632	1,524	(E	)	22,370
Goodwill	15,071	1,456	11,265	(F	)	27,792
Core deposit intangibles	1,171	—	6,669	(G	)	7,840
Bank owned life insurance	17,382	13,933	—			31,315
Other real estate owned	6,792	—	—			6,792
Mortgage servicing rights	444	876	804	(H	)	2,124
Accrued interest and other assets	21,660	11,784	(1,961)	(I	)	31,483

Total assets	$1,351,011	$426,609	$20,303			$1,797,923

LIABILITIES
Noninterest-bearing demand	383,675	145,856	—			529,531
Interest-bearing demand	160,112	24,617	—			184,729
Money market	162,052	50,126	—			212,178
Savings	247,466	75,538	—			323,004
Time	177,182	73,701	228	(J	)	251,110

Total deposits	1,130,487	369,838	228			1,500,552
Short-term borrowings	80,000	—	—			80,000
Other borrowings	12,107	—	—			12,107
Accrued interest and other liabilities	5,562	3,605	(23)	(K	)	9,144

Total liabilities	1,228,156	373,443	205			1,601,803

EQUITY
Common stock, Capital	87,640	19,669	53,596	(L	)	160,905
Retained earnings	93,166	44,187	(44,187)	(M	)	93,166
Treasury stock	(32,871)	(4,477)	4,477	(N	)	(32,871)
Accumulated other comprehensive income	(25,080)	(6,213)	6,213	(O	)	(25,080)

Total equity	122,855	53,166	20,098			196,120

Total liabilities and equity	$1,351,011	$426,609	$20,303			$1,797,923

See accompanying notes to unaudited pro forma condensed combined financial statements.

Middlefield Banc Corp.

Acquisition of Liberty Bancshares, Inc.

Pro Forma Income Statement as of September 30, 2022

(In thousands)

	Acquirer (Middlefield Banc Corp.)	Target (Liberty Bancshares, Inc.)	Pro Forma Adjustments			Pro Forma Combined
INTEREST INCOME
Interest and fees on originated loans	$34,145	$10,733	—			44,878
Accretion (net) of loan fair value discount	—	—	216	(P	)	216
Interest bearing deposits in other institutions	232	—	—			232
Federal funds sold	100	—	—			100
Investment securities
Taxable interest	1,334	858	—			2,192
Tax-exempt interest	2,721	148	—			2,869
Dividends on stock and other income	116	342	—			458

Total interest income	38,648	12,082	216			50,946

INTEREST EXPENSE
Deposits	2,247	604	40	(Q	)	2,891
Short term borrowings	44	—	—			44
Other borrowings	262	—	—			262

Total interest expense	2,553	604	40			3,197

Net interest income	36,095	11,478	176			47,749
Provision for loan and lease losses	—	—	—			—

Net interest income after provision for loan and lease losses	36,095	11,478	176			47,749

NONINTEREST INCOME
Service charges on deposit accounts	2,874	627	—			3,501
Investment securities gains, net	(96)	—	—			(96)
Earnings on bank-owned life insurance	322	—	—			322
Gains on sale of loans	28	301	—			329
Other income	1,204	447	—			1,651

Total noninterest income	4,332	1,375	—			5,707

NONINTEREST EXPENSE
Salaries and employee benefits	12,662	4,992	—			17,654
Occupancy expense	1,546	527	(7)	(R	)	2,066
Equipment expense	822	518	—			1,340
Data processing costs	2,650	522	—			3,172
State franchise tax	878	356	—			1,234
Federal deposit insurance expense	224	90	—			314
Professional fees	1,118	—	—			1,118
Loss (gain) on sale of other real estate owned	215	—	—			215
Advertising expense	725	—	—			725
Software amortization expense	115	—	—			115
Core deposit intangible amortization	232	—	564	(S	)	796
Other expense	4,500	2,190	(1,634)	(T	)	5,056

Total noninterest expense	25,687	9,195	(1,078)			33,804

Income before taxes	14,740	3,658	1,254			19,652
Income taxes	2,569	680	263	(U	)	3,512

NET INCOME	$12,171	$2,978	$991			$16,140

Basic earnings per common share	$2.08	$3.29	—			$1.92
Diluted earnings per common share	2.08	3.27	—			1.92
Average common shares outstanding	5,841	906	2,562	(V	)	8,402
Average diltuted shares outstanding	5,854	912	2,562	(V	)	8,415

See accompanying notes to unaudited pro forma condensed combined financial statements.

Middlefield Banc Corp.

Acquisition of Liberty Bancshares, Inc.

Pro Forma Income Statement as of December 31, 2021

(In thousands)

	Acquirer (Middlefield Banc Corp.)	Target (Liberty Bancshares, Inc.)	Pro Forma Adjustments			Pro Forma Combined
INTEREST INCOME
Interest and fees on originated loans	$47,896	$16,208	—			64,104
Accretion (net) of loan fair value discount	—	—	293	(W	)	293
Interest bearing deposits in other institutions	90	—	—			90
Federal funds sold	3	65	—			68
Investment securities
Taxable interest	1,679	594	—			2,273
Tax-exempt interest	2,565	246	—			2,811
Dividends on stock and other income	102	43	—			145

Total interest income	52,335	17,157	293			69,784

INTEREST EXPENSE
Deposits	3,913	800	145	(X	)	4,859
Short term borrowings	—	115	—			115
Other borrowings	152	—	—			152

Total interest expense	4,065	915	145			5,125

Net interest income	48,270	16,242	147			64,659
Provision for loan and lease losses	700	480	—			1,180

Net interest income after provision for loan and lease losses	47,570	15,762	147			63,479

NONINTEREST INCOME
Service charges on deposit accounts	3,425	800	—			4,225
Investment securities gains, net	209	3	—			212
Earnings on bank-owned life insurance	546	—	—			546
Gains on sale of loans	1,240	966	—			2,206
Revenue from investment services	727	—	—			727
Other income	1,059	804	—			1,863

Total noninterest income	7,206	2,573	—			9,779

NONINTEREST EXPENSE
Salaries and employee benefits	17,151	7,163	—			24,314
Occupancy expense	2,178	714	(10)	(Y	)	2,882
Equipment expense	1,361	635	—			1,996
Data processing costs	2,880	693	—			3,573
State franchise tax	1,144	450	—			1,594
Federal deposit insurance expense	494	115	—			609
Professional fees	1,313	—	—			1,313
Loss (gain) on sale of other real estate owned	11	—	—			11
Advertising expense	885	—	—			885
Software amortization expense	361	—	—			361
Core deposit intangible amortization	321	—	762	(Z	)	1,083
Other expense	3,979	2,147	7,000	(AA	)	13,126

Total noninterest expense	32,078	11,916	7,752			51,746

Income before taxes	22,698	6,418	(7,605)			21,511
Income taxes	4,065	1,206	(1,462)	(U	)	3,809

NET INCOME	$18,633	$5,212	$(6,143)			$17,702

Basic earnings per common share	$3.01	$5.81	—			$2.02
Diluted earnings per common share	3.00	5.79	—			2.02
Average common shares outstanding	6,187	897	2,562	(V	)	8,748
Average diltuted shares outstanding	6,211	899	2,562	(V	)	8,773

See accompanying notes to unaudited pro forma condensed combined financial statements.

Middlefield Banc Corp.

Acquisition of Liberty Bancshares, Inc.

Comparative Per-Share Data of Middlefield and Liberty (Unaudited)

As of and for the Nine Months Ended September 30, 2022

	Middlefield Banc Corp.	Liberty Bancshares, Inc.	Pro Forma Combined			Pro Forma Equivalent Liberty Share
Basic Earnings Per Common Share	$2.08	$3.29	$1.92	(AB	)	5.29	(AD	)
Diluted Earnings Per Common share	2.08	3.27	1.92	(AB	)	5.28	(AD	)
Dividends Declared per Common Share	0.51	0.75	0.51	(AC	)	1.40	(AD	)
Book Value Per Common Share (at period end)	21.30	58.61	23.55	(AB	)	64.80	(AD	)

As of and for the Year Ended December 31, 2021

	Middlefield Banc Corp.	Liberty Bancshares, Inc.	Pro Forma Combined			Pro Forma Equivalent Liberty Share
Basic Earnings Per Common Share	$3.01	$5.81	$2.02	(AB	)	5.57	(AD	)
Diluted Earnings Per Common share	3.00	5.79	2.02	(AB	)	5.55	(AD	)
Dividends Declared per Common Share	0.69	1.50	0.69	(AC	)	1.90	(AD	)
Book Value Per Common Share (at period end)	24.68	63.25	26.32	(AB	)	72.42	(AD	)

Middlefield Banc Corp.

Acquisition of Liberty Bancshares, Inc.

Pro Forma Adjustments

(In thousands)

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial statements presented for Middlefield. All adjustments are based on current assumptions and valuations, which are subject to change. Unless otherwise noted, all adjustments are based on assumptions and valuations as of 9/30/2022 for the respective acquisition and are subject to change.

(A)

Transaction expenses incurred are expected to be approximately $5,667 (net of tax effect). However, these expenses would primarily be incurred after the Balance Sheet date and as such, are not included as an adjustment.

(B)	Reflects fair value adjustment on available for sale securities.

(C)	Reflects projected 0.88% discount on loans acquired from target. The fair value adjustment will be accreted over the loans’ remaining life on a level yield basis.

(D)	Reflects elimination of allowance for loan and lease loss as a part of purchase accounting adjustments.

(E)

Reflects the pro forma purchase account adjustment of Liberty’s appraised value of real property. Included in this adjustment is $1,822 increased value of Land and a $298 decrease in the carrying value of depreciable property.

(F)	Reflects projected goodwill that will be recognized as a part of purchase accounting adjustments.

(G)	Reflects the pro forma impact of the core deposit intangible asset of Liberty. The fair value adjustment will be amortized over ten years on an accelerated basis.

(H)	Reflects the pro forma purchase accounting adjustment of Liberty’s Mortgage Servicing Rights to fair value.

(I)	Reflects projected deferred tax liability recorded as a result of purchase accounting adjustments (assuming 21% tax rate).

(J)	Reflects the pro forma purchase accounting adjustment of Liberty’s time deposits to fair value. The fair value adjustment will be accreted over the life of the time deposits on a level yield basis.

(K)	Reflects the pro forma purchase accounting for historical deferred loan fees and interest, as well as liabilities settled as of the Merger Date.

(L)	Reflects issuance of acquirer’s stock as consideration of $73,265 and elimination of surplus associated with target’s common stock and associated surplus.

(M)	Reflects elimination of target’s retained earnings and impact to retained earnings of payment of transaction fees of $5,667, net of tax effect.

(N)	Reflets elimination of target’s treasury stock.

(O)	Reflects elimination of target’s AOCI.

(P)	Reflects nine months of accretion of loan discount into loan interest income.

(Q)	Reflects nine months of accretion of time deposit premium against deposit interest expense.

(R)	Reflects nine months of reduced depreciation as a result of the fair value adjustment of the Company’s real property.

(S)	Reflects nine months of amortization of core deposit intangible recorded in conjunction with acquisition of target.

(T)	Reflects removal of year to date incurred merger expenses reflected in the pro-forma income statement as of 12/31/2021.

(U)	Reflects incremental tax impact of respective adjustments.

(V)	Reflects shares issued to target as part of merger consideration.

(W)	Reflects one year of accretion of loan discount of $293 into loan interest income.

(X)	Reflects one year of accretion of time deposit premium against deposit interest expense.

(Y)	Reflects one year of reduced depreciation as a result of the fair value adjustment of the Company’s real property.

(Z)	Reflects one year of amortization of core deposit intangible recorded in conjunction with acquisition of target.

(AA)	Reflects one-time restructuring expense.

(AB)

Pro forma combined amounts are calculated by adding together the historical amounts reported by Middlefield and Liberty, as adjusted for the estimated purchase accounting adjustments to be recorded in connection with the merger and an estimated 2,561,513 shares of Middlefield common stock to be issued in connection with the merger based on the terms of the Merger Agreement.

(AC)	Pro forma combined dividends are based on Middlefield’s historical amounts.

(AD)	The pro forma per equivalent Liberty share is computed by multiplying the pro forma combined amounts by the exchange ratio of 2.752.